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                                                                    EXHIBIT 5.1




                                [D&P LETTERHEAD]

                                                                   June 27, 1995



Cambrex Corporation
One Meadowlands Plaza
East Rutherford, New Jersey 07073

                              Cambrex Corporation
                       Registration Statement on Form S-3
                              (File No. 33-59273)
                       ----------------------------------
Dear Sirs:

                 We have acted as counsel to Cambrex Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 referenced above, as amended (as so amended, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 1,500,000 shares of the Company's Common Stock, par value $.10 per share, being offered by the Company and up to an additional 225,000 shares of the Company's Common Stock solely to cover over-allotments (collectively, the "Shares").

                 In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
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Cambrex Corporation                        -2-                     June 27, 1995



                 We are of the opinion that upon issuance and delivery of, and payment for, the Shares in the manner described in the Registration Statement in accordance with the terms of the Underwriting Agreement (the form of which is filed as Exhibit 1.1 to the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ DEBEVOISE & PLIMPTON